Exhibit 99.1

For Immediate Release
Thursday, July 13, 2017
Contact: Ryan Hornaday, EVP/CFO & Treasurer
rhornaday@emmis.com
317.266.0100

Emmis Announces First Quarter Earnings

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its first fiscal quarter ending May 31, 2017.

Emmis’ radio net revenues for the first fiscal quarter were $38.7 million, down from $42.7 million in the prior year. Excluding KPWR in Los Angeles, Emmis’ radio revenues per Miller Kaplan (which excludes barter and syndication revenues as well as radio stations in Terre Haute, Indiana sold in the prior fiscal year), were down 6.7% in markets that were down 1.4%. Emmis’ Austin and St. Louis clusters outperformed their markets.

During the quarter, Emmis entered into an agreement to sell KPWR-FM in Los Angeles to an affiliate of the Meruelo Group for $82.75 million. The Local Marketing Agreement (LMA) for the station began July 1, 2017 and initial FCC approval of the license transfer to the Meruelo Group has been received. Closing is expected to occur in the next 30-60 days. Once the sale of Power 106 closes, the company’s senior credit facility debt will be reduced by approximately 50%.

“Emmis made difficult but necessary decisions in our first fiscal quarter - decisions that give us additional flexibility to address market challenges and opportunities,” Jeff Smulyan, CEO & Chairman of the Board of Emmis said. “Our second fiscal quarter started strong with June up 5%, as record-setting ticket sales for our largest concert, Summer Jam in New York, provided a nice boost. While early, both July and August are showing that our performance is improving.”

A conference call regarding earnings will be hosted today at 9 a.m. Eastern today by dialing 1-517-623-4891.  Questions may be submitted via email to ir@emmis.com. A digital playback of the call will be available until Thursday, July 20 by dialing 1-402-998-1256.

Emmis has included supplemental pro forma net revenues, station operating expenses, and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

Exhibit 99.1

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

Emmis Communications - Great Media, Great People, Great Service®
Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis owns 16 FM and 3 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there) and Indianapolis. Emmis also developed and licenses TagStation®, a cloud-based software platform that allows a broadcaster to manage album art, metadata and enhanced advertising on its various broadcasts, and developed NextRadio®, a smartphone application that marries over-the-air FM radio broadcasts with visual and interactive features on smartphones.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different technologies;

•
increased competition in our markets and the broadcasting industry including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•inability to grow through suitable acquisitions or to consummate dispositions;
•changes in audience measurement systems
• new or changing regulations of the Federal Communications Commission or other governmental agencies;
• war, terrorist acts or political instability; and
• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Exhibit 99.1

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended May 31,
	2017	2016
OPERATING DATA:
Net revenues:
Radio	$38,706	$42,699
Publishing	1,144	13,092
Emerging Technologies	314	211
Total net revenues	40,164	56,002
Station operating expenses excluding depreciation and amortization expense:
Radio	26,134	27,275
Publishing	1,355	13,478
Emerging Technologies	3,741	2,236
Total station operating expenses excluding depreciation and amortization expense	31,230	42,989
Corporate expenses excluding depreciation and amortization expense	2,743	3,044
Depreciation and amortization	978	1,332
Operating income	5,213	8,637
Interest expense	(4,666)	(4,690)
Other income, net	3	43
Income before income taxes	550	3,990
(Benefit) provision for income taxes	(22)	675
Consolidated net income	572	3,315
Net income attributable to noncontrolling interests	839	629
Net (loss) income attributable to the Company	$(267)	$2,686

Basic net (loss) income per common share	$(0.02)	$0.23
Diluted net (loss) income per common share	$(0.02)	$0.23

Basic weighted average shares outstanding	12,257	11,768
Diluted weighted average shares outstanding	12,257	11,824

Exhibit 99.1

	Three months ended May 31,
	2017	2016
OTHER DATA:
Station operating income (See below)	$9,083	$13,350
Cash paid for income taxes, net	153	116
Cash paid for interest	3,399	3,866
Capital expenditures	397	402

Noncash compensation by segment:
Radio	$125	$267
Publishing	2	54
Emerging Technologies	22	16
Corporate	540	519
Total	$689	$856

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$5,213	$8,637
Plus: Depreciation and amortization	978	1,332
Plus: Corporate expenses	2,743	3,044
Plus: Station noncash compensation	149	337
Station operating income	$9,083	$13,350

SELECTED BALANCE SHEET INFORMATION:	May 31, 2017	February 28, 2017
Total Cash and Cash Equivalents	$2,190	$11,349
Credit Agreement Debt	$157,197	$152,245
98.7FM Nonrecourse Debt	$58,522	$59,958
Other Nonrecourse Debt	$9,682	$8,807